EXHIBIT 10.1

Technology Transfer and Assignment Agreement

This Technology Transfer and Assignment Agreement (“Agreement”) is entered into as of August 8, 2017 (the “Effective Date”), by and between:

Q2Power Corp., a Delaware Corporation, having its offices located at 420 Royal Palm Way, Palm Beach, FL 33480 (“Q2P”)

and

Phoenix Power Group LLC, a Tennessee limited liability company having its offices located at 8784 Becca Pt, Cordova, Tennessee 38016 (“Phoenix”)

Recitals

WHEREAS, Q2P entered into an Amended and Restated License Agreement dated July 15, 2014 (“License Agreement”) with Cyclone Power Technologies, Inc. (“Cyclone”);

WHEREAS, Q2P has developed an external combustion steam engine system without assistance or direction from Cyclone (the “Q2P Engine”), corresponding system controls/instrumentation and other auxiliary systems (the “Q2P Controls” and together with the Q2P Engine, the “Q2P Technology”).

WHEREAS, the parties wish to transfer all the Q2P Technology from Q2P to Phoenix and, Q2P desires to transfer its rights under the License Agreement to Phoenix, subject to the terms and conditions hereof.

NOW THEREFORE, for good and valuable consideration, and subject to the terms, conditions, representations and warranties contained more fully herein, the parties agree as follows:

1. Transfer and Assignment of Q2P Technology. Q2P hereby transfers, assigns and sells to Phoenix, free and clear of any lien or encumbrance, all rights to the Q2P Technology. Additionally, Q2P hereby transfers to Phoenix ownership of all existing engines, engine parts and accessories related to the Q2P Technology and located in the facility of Precision CNC.

2. Q2P Technology Definition. The Q2P Technology shall be further defined to mean: the Q2P Engine, Q2P Controls and Auxiliary Systems, and shall include any information, inventions, innovations, discoveries, improvements, ideas, know-how, show-how, developments, methods, designs, reports, charts, drawings, diagrams, analyses, concepts, technology, records, brochures, instructions, manuals, programs, manufacturing techniques, expertise, inventions whether or not reduced to practice or the subject of a patent application, test-protocols, test results, descriptions, parts lists, bills of materials, documentation whether in written or electronic format, prototypes, molds, models, assemblies, and any similar intellectual property and information, whether or not protected or protectable by patent or copyright, any related research and development information, inventions, trade secrets, and technical data in the possession of Q2P, or in which Q2P has rights to, that is useful or is needed in the design or manufacture of the Q2P Technology and that Q2P has the right to provide to Phoenix unencumbered by any lien or encumbrance including that technology which was developed independently by Q2P outside and unrelated to the License Agreement. Included in the Q2P Technology, are all of the inventions, designs, ideas, concepts, analyses and patent rights related to the Q2P Technology of all current and past employees of Q2P.

3. License Agreement. Q2P hereby transfers the License Agreement with Cyclone to Phoenix with no limitations and warrants that it has the right to do so by obtaining, in writing, the consent from Cyclone approving the assignment of the License Agreement to PPG (“Consent”) which Consent shall also include statements from Cyclone that (i) the License Agreement is in full force and effect; (ii) there exists no defaults under the License Agreement; and (iii) there are no outstanding sums due from Q2P under the License Agreement. Additionally, the Consent shall include Cyclone’s agreement to certain amendments to the License Agreement which amendments shall be acceptable to both Cyclone and Phoenix.

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4. Consideration for Transfer and Assignment. In consideration for the transfer and assignment of the Q2P Technology and License Agreement to Phoenix, Phoenix shall provide to Q2P: (1) a full settlement and release signed by The Ohio State University in the favor of Q2P for any and all amounts owed to OSU in connection with Q2P’s contract with OSU, and (2) proof of payment to and receipt from Precision CNC of an amount of $35,000. The transfer and assignment of the Q2P Technology shall not be effective until the signed paperwork regarding the consideration set forth above is delivered to Q2P (the “Closing Date”). Further, any payments due to Cyclone to approve the transfer of the License and provide its Consent will be split 50:50 between Q2P and Phoenix up to a maximum of $10,000 paid by Phoenix.

5. Representations and Warranties.

5.1 Q2P represents and warrants to Phoenix that Q2P is the sole and exclusive owner of the Q2P Technology and Q2P has the right to transfer and assign the Q2P Technology and the right to transfer the License Agreement to Phoenix without any lien or encumbrance, subject to the Consent.

5.2 Q2P represents and warrants that it is not involved in any suits, litigation or other claims contesting the validity or ownership of any of the Q2P Technology, and knows of no such claims at this time pending or anticipated.

5.3 THIS SECTION IS Q2P’S ONLY WARRANTIES CONCERNING THE Q2P TECHNOLOGY, AND IS MADE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED. EXCEPT AS SET FORTH HEREIN, THE Q2P TECHNOLOGY IS BEING TRANSFERRED TO PHOENIX AS IS WHERE IS, WITHOUT ANY FUTHER WARRANTY OR GUARANTY OF MERCHANIBILITY, SAFETY, PERFORMANCE OR OTHERWISE. Q2P MAKES NO REPRESENTATION OR WARRANTY ABOUT WHICH PORTION OR ELEMENTS OF THE Q2P TECHNOLOGY MAY OR MAY NOT BE COVERED UNDER THE LICENSE.

5.4 Q2P and Phoenix each represent and warrant to the other that it has full power and authority to enter into this Agreement, and neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated herein, will constitute a violation or breach of the warranting party’s constituent documents or violate, conflict with, result in any breach of any material provisions of or constitute a default under any other contract or commitment made by it, any law, rule or regulation, or any order, judgment or decree, applicable to or involving it.

6. Miscellaneous

6.1 All notices required by this Agreement will be in writing and sent by certified mail, return receipt requested, by email, by hand or overnight courier, to the addresses set forth on the initial page, unless either party will at any time by notice in writing designate a different address. Notice will be effective three days after the date officially recorded as having been deposited in the mail or upon receipt by hand delivery or the next day by overnight courier.

6.2 If any term or provision of this Agreement is determined to be illegal or unenforceable, such term or provision will be deemed stricken or reduced to a legally enforceable construction, and all other terms and provisions will remain in full force and effect.

6.3 This Agreement represents the entire agreement of the parties replacing any earlier agreements concerning the same matters. All previous agreements of any kind between Q2P and Phoenix shall be deemed terminated upon the Closing Date, and no obligations of either party shall exist as of the date of such terminations. Except for any claims arising out of or related in any way to this Agreement, both Q2P and Phoenix hereby release and forever waive any and all claims in law or equity they have against the other party and its affiliated or parent companies.

6.4 This Agreement, including its formation, all of the parties’ respective rights and duties in connection herewith and all disputes that might arise from or in connection with this Agreement or its subject matter, will be governed by and construed in accordance with the laws of the State of Tennessee, the United States of America, without giving effect to that State’s conflict of laws rules. The parties will be subject to the exclusive jurisdiction of courts located in Shelby County, Tennessee, and their applicable courts of appeal, each party agreeing to such jurisdiction exclusively.

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Q2POWER TECHNOLOGIES, INC.		PHOENIX POWER GROUP, LLC

By:	/s/ Christopher Nelson	By:	/s/ Thomas Thillen
	Christopher Nelson, President		Thomas V. Thillen, President
Date:	August 8, 2017	Date:	August 8, 2017

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